Exhibit 10.3

AMENDMENT TO
CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDMENT is made by and between CF Industries Holdings, Inc., a Delaware corporation (the “Company”), and           (the “Executive”).

WHEREAS, the Company and the Executive are parties to a Change in Control Severance Agreement, as amended or as amended and restated, as and if applicable (the “CIC Agreement”);

WHEREAS, the Company has entered into that certain Combination Agreement by and among the Company, Darwin Holdings Limited, Beagle Merger Company LLC, OCI N.V. and certain other parties, dated August 6, 2015, as subsequently amended and as may be further amended (the “Combination Agreement”);  and

WHEREAS, the Board has determined that it is in the best interest of the Company that the CIC Agreement be amended to reflect changes in the Company’s organizational structure resulting from the transactions contemplated under the Combination Agreement and contemplated in connection with the Company’s strategic venture with CHS, Inc.

NOW, THEREFORE, in consideration of the foregoing, the Company and Executive agree as follows:

1.                                      Subject to and contingent upon the occurrence of the Closing, all references to “CF Industries Holdings, Inc.” or the “Company”  in the definition of “Change in Control” and “Potential Change in Control” under Section 15 of the CIC Agreement shall instead be to “CF N.V.” with respect to any Change in Control that occurs after the Closing.

2.                                      The definition of the “Company,” as set forth in Section 15 of the CIC Agreement, shall be revised as follows, effective upon and subject to the occurrence of the Closing, except that “Company” shall include CF Industries Employee Services, LLC commencing at such time as such entity becomes the employing entity of the Executive:

“ ‘Company’ shall mean CF N.V., and any subsidiary thereof as context requires, including, CF Industries Employee Services, LLC to the extent such entity is the employing entity of the Executive; provided that for purposes of the defined terms Change in Control and Potential Change in Control in this Agreement, references to the “Company” shall include only CF N.V.”

3.                                      The CIC Agreement, except as expressly modified hereby, shall remain in full force and effect and the provisions of the CIC Agreement generally shall govern this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CF INDUSTRIES HOLDINGS, INC.

By:
Name:
Title:

EXECUTIVE

[NAME]